Exhibit 99.1

Cott Reports Third Quarter 2018 Results

(Unless stated otherwise, all third quarter 2018 comparisons are relative to the third quarter of 2017; all information is in U.S. dollars.)

TORONTO and TAMPA, FL, Nov. 8, 2018 /CNW/ - Cott Corporation (NYSE:COT) (TSX:BCB) today announced its results for the third quarter ended September 29, 2018.

THIRD QUARTER 2018 HIGHLIGHTS – CONTINUING OPERATIONS

  Increased revenue 5% (6% excluding the impact of foreign exchange and adjusting for the change in average cost of coffee) to $609 million compared to $581 million.
  Reported net income and net income per diluted share of $9 million and $0.06, respectively, compared to reported net income and net income per diluted share of $2 million and $0.01, respectively. Adjusted EBITDA increased 11% to $93 million.
  Returned approximately $32 million to shareowners through $8 million in quarterly dividends and $24 million of share repurchases.
  Updated targeted full year 2018 consolidated revenue to approximately $2.37 billion from over $2.35 billion and updated full year 2018 cash flow provided by operations to approximately $245 million with capital expenditures of approximately $125 million, resulting in adjusted free cash flow at the upper end of our $115 to $120 million expectation (when excluding acquisition, integration, and other adjustments).
  Acquired Mountain Valley, a fast-growing premium American brand of spring and sparkling water that is one of the most recognized home and office ("HOD") brands in the United States. Mountain Valley has been bottling in glass continuously since 1871, with one production facility in Hot Springs, Arkansas, and four protected and owned springs in the Ouachita Mountains with excess capacity to supply long-term demand. Channels of business include HOD, the natural food channel, on-premise, E-commerce and strategic contract packing.

"We experienced good top and bottom line momentum this quarter driven by increased customers, consumption, pricing, and tuck-in acquisitions within our Route Based Services business," commented Jerry Fowden, Cott's Chief Executive Officer. "With our Route Based Services business performing well including the successful implementation of our pricing actions alongside the addition of a fast-growing premium spring, sparkling and flavored water brand with the acquisition of Mountain Valley, we are well positioned to deliver on our 2018 and 2019 free cash flow goals," continued Mr. Fowden.

THIRD QUARTER 2018 GLOBAL PERFORMANCE FROM CONTINUING OPERATIONS

  Revenue increased 5% to $609 million (6% excluding the impact of foreign exchange and adjusting for the change in average cost of coffee) driven primarily by good growth within the Route Based Services segment:

Continuing Operations
Revenue Bridge
2017 Q3 Revenue	$580.9
Route Based Services	+29.2
Coffee, Tea and Extract Solutions	+1.1
Foreign exchange(a)	-3.0
Change in average green coffee commodity pass-through costs(b)	-4.3
Other	+5.4
2018 Q3 Revenue	$609.3

(a)	See Exhibit 5 for details by reporting segment
(b)	See Exhibit 8 for details by reporting segment

  Gross profit increased 6% to $311 million, driven primarily by revenue growth which included the implementation of pricing actions taken during the quarter that mitigated the general inflation increases that have been prevalent in 2018 within the Route Based Services segment.
  Interest expense was $19 million compared to $23 million.
  Reported net income and net income per diluted share of $9 million and $0.06, respectively, compared to reported net income and net income per diluted share of $2 million and $0.01, respectively.
  Reported EBITDA was $78 million compared to $75 million in the prior year and adjusted EBITDA increased 11% to $93 million. Both were driven primarily by revenue growth and gross margin expansion.
  In the third quarter, net cash provided by operating activities of $78 million less $36 million of capital expenditures resulted in reported free cash flow of $42 million and adjusted free cash flow of $56 million compared to adjusted free cash flow of $13 million in the prior year. Year-to-date, net cash provided by operating activities of $146 million less $95 million of capital expenditures resulted in reported free cash flow of $51 million and adjusted free cash flow of $85 million (see Exhibit 7).

THIRD QUARTER 2018 REPORTING SEGMENT PERFORMANCE

Route Based Services

  Revenue increased 7% (7% excluding the impact of foreign exchange) to $424 million. A detailed breakdown is tabulated below.

Route Based Services
Revenue Bridge
2017 Q3 Revenue	$397.3
HOD Water related	+27.1
Retail	+2.8
OCS	+1.9
Other	-2.6
Change excluding foreign exchange impact	+29.2
Foreign exchange impact(a)	-2.8
2018 Q3 Revenue	$423.7

(a)	See Exhibit 5 for details by reporting segment

    Gross profit increased 7% to $267 million, due primarily to increased revenue from customer growth, increased consumption and the benefits of tuck-in acquisitions while our pricing initiatives successfully offset the market inflation that has been prevalent in 2018.
    Operating income increased 27% to $38 million, due largely to an increase in gross profit.

Coffee, Tea and Extract Solutions

  Revenue decreased 2% to $140 million (increased 1% adjusting for the change in average cost of coffee) driven by the pass-through of lower green coffee commodity costs, change in customer mix, and the lapping of outsized coffee and tea volume growth of 9% last year when we increased our market share and saw new customer pipeline fills. The 1% increase in revenue after adjusting for the change in average cost of coffee was driven by a 51% increase in liquid extract volume, offset in part by a 3% reduction in roast and ground coffee volume.

Coffee, Tea and Extract Solutions
Revenue Bridge
2017 Q3 Revenue	$143.4
Coffee volume	-3.4
Coffee price/mix	-0.6
Liquid coffee and extracts	+3.3
Other	+1.8
Change excluding change in average green coffee commodity pass-through costs	+1.1
Change in average green coffee commodity pass-through costs(a)	-4.3
2018 Q3 Revenue	$140.2

(a)	See Exhibit 8 for details by reporting segment

    Gross profit was $35 million compared to $37 million and operating income was $5 million compared to $4 million as the effect of lower roast and ground coffee volume and the price/mix shift into larger quick service restaurants was more than offset by liquid extract growth and reduced SG&A costs.

2018 FULL YEAR REVENUE AND FREE CASH FLOW OUTLOOK FROM CONTINUING OPERATIONS

Cott updated its targeted full year 2018 consolidated revenue to $2.37 billion and further detailed the expectation by operating segment with projected full year 2018 revenues as follows:

Operating Segment (in billions of U.S. dollars)	2018 Revenue*

Route Based Services:	$1.61
Coffee, Tea and Extract Solutions:	$0.58
All Other:	$0.18
Consolidated 2018 Full Year:	$2.37

Updated full year expectations for 2018 cash flow provided by operations of approximately $245 million with capital expenditures of approximately $125 million, resulting in adjusted free cash flow at the upper end of our $115 to $120 million expectation (when excluding acquisition, integration, and other adjustments) as well as full year expectations for 2019 cash flow provided by operations of approximately $265 to $270 million with capital expenditures of approximately $120 million, resulting in adjusted free cash flow of over $150 plus million (when excluding acquisition, integration, and other working capital adjustments).

*The Mountain Valley acquisition is expected to generate approximately $8 - $9 million in revenue as a part of Cott operations in 2018 and has been included in the 2018 revenue expectations listed above. Mountain Valley will only provide a nominal benefit to free cash flow as a result of the timing of the acquisition.

SHARE REPURCHASE PROGRAM

Cott repurchased approximately 1.6 million shares at an average price of $15.40 totaling approximately $24 million during the third quarter under its previously announced share repurchase program.

The repurchase program is capped at $50 million, commenced on May 7, 2018 and ends on May 6, 2019. Cott intends to manage this program opportunistically and make repurchases from time to time when management believes market conditions are favorable.

There can be no assurance as to the precise number of shares, if any, that will be repurchased under the share repurchase program in the future, or the aggregate dollar amount of the shares to be purchased in future periods. Cott may discontinue purchases at any time, subject to compliance with applicable regulatory requirements. Shares purchased pursuant to the share repurchase program were cancelled.

THIRD QUARTER 2018 RESULTS CONFERENCE CALL

Cott Corporation will host a conference call today, November 8, 2018, at 10:00 a.m. ET, to discuss third quarter results, which can be accessed as follows:

North America: (888) 231-8191
International: (647) 427-7450
Conference ID: 7586828

A live audio webcast will be available through Cott's website at http://www.cott.com. The earnings conference call will be recorded and archived for playback on the investor relations section of the website for a period of two weeks following the event.

ABOUT COTT CORPORATION

Cott is a water, coffee, tea, extracts and filtration service company with a leading volume-based national presence in the North American and European home and office delivery industry for bottled water, and a leader in custom coffee roasting, iced tea blending, and extract solutions for the U.S. foodservice industry. Our platform reaches over 2.5 million customers or delivery points across North America and Europe and is supported by strategically located sales and distribution facilities and fleets, as well as wholesalers and distributors. This enables us to efficiently service residences, businesses, restaurant chains, hotels and motels, small and large retailers, and healthcare facilities.

Non-GAAP Measures

To supplement its reporting of financial measures determined in accordance with GAAP, Cott utilizes certain non-GAAP financial measures. Cott excludes from GAAP revenue the impact of foreign exchange and the change in average costs of coffee to separate the impact of these factors from Cott's results of operations. Cott utilizes EBITDA and adjusted EBITDA on a global basis to separate the impact of certain items from the underlying business. Because Cott uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Cott's underlying business performance and the performance of its management. Additionally, Cott supplements its reporting of net cash provided by (used in) operating activities from continuing operations determined in accordance with GAAP by excluding additions to property, plant and equipment to present free cash flow, and by excluding acquisition and integration cash costs, a working capital adjustment related to the Concentrate Supply Agreement with Refresco and other cash inflows to present adjusted free cash flow, which management believes provides useful information to investors in assessing our performance, comparing our performance to the performance of our peer group, and assessing our ability to service debt and finance strategic opportunities, which include investing in our business, making strategic acquisitions, paying dividends, repurchasing common shares, and strengthening the balance sheet. The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Cott's financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement reflect management's judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management's expectations as to the future based on plans, estimates and projections at the time Cott makes the statements. Forward-looking statements involve inherent risks and uncertainties and Cott cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include, but are not limited to, statements related to the amount of shares that may be repurchased under the share repurchase program, the execution of our strategic priorities, future financial and operating trends and results (including Cott's outlook on 2018 revenue and free cash flow) and related matters. The forward-looking statements are based on assumptions regarding management's current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: our ability to compete successfully in the markets in which we operate; fluctuations in commodity prices and our ability to pass on increased costs to our customers or hedge against such rising costs and the impact of those increased prices on our volumes; our ability to manage our operations successfully; our ability to fully realize the potential benefit of acquisitions or other strategic opportunities that we pursue; potential liabilities associated with the Refresco transaction; our ability to realize the revenue and cost synergies of our recent acquisitions because of integration difficulties and other challenges; the limited nature of our indemnification rights under our recent acquisition agreements; our exposure to intangible asset risk; currency fluctuations that adversely affect the exchange between the U.S. dollar and the British pound sterling, the Euro, the Canadian dollar, and other currencies, and the exchange between the British pound sterling and the Euro; our ability to maintain favorable arrangements and relationships with our suppliers; our ability to meet our obligations under our debt agreements, and risks of further increases to our indebtedness; our ability to maintain compliance with the covenants and conditions under our debt agreements; fluctuations in interest rates, which could increase our borrowing costs; the incurrence of substantial indebtedness to finance our recent acquisitions; the impact of global financial events on our financial results; credit rating changes; our ability to fully realize the expected cost savings and/or operating efficiencies from our restructuring activities; any disruption to production at our manufacturing facilities; our ability to maintain access to our water sources; our ability to protect our intellectual property; compliance with product health and safety standards; liability for injury or illness caused by the consumption of contaminated products; liability and damage to our reputation as a result of litigation or legal proceedings; changes in the legal and regulatory environment in which we operate; the seasonal nature of our business and the effect of adverse weather conditions;  the impact of national, regional and global events, including those of a political, economic, business and competitive nature; our ability to recruit, retain, and integrate new management; our ability to renew our collective bargaining agreements on satisfactory terms; disruptions in our information systems; our ability to securely maintain our customers' confidential or credit card information, or other private data relating to our employees or our company; our ability to maintain our quarterly dividend; our ability to adequately address the challenges and risks associated with our international operations and address difficulties in complying with laws and regulations including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010; increased tax liabilities in the various jurisdictions in which we operate; our ability to utilize tax attributes to offset future taxable income; and the impact of the 2017 Tax Cuts and Jobs Act on our tax obligations and effective tax rate.

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Cott's Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the securities commissions. Cott does not undertake to update or revise any of these statements in light of new information or future events, except as expressly required by applicable law.

Website: www.cott.com

COTT CORPORATION				EXHIBIT 1
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions of U.S. dollars, except share and per share amounts, U.S. GAAP)
Unaudited

	For the Three Months Ended		For the Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017

Revenue, net	$609.3	$580.9	$1,773.7	$1,698.4
Cost of sales	298.8	288.1	888.3	849.7
Gross profit	310.5	292.8	885.4	848.7
Selling, general and administrative expenses	279.9	263.2	816.2	778.2
Loss (gain) on disposal of property, plant and equipment, net	1.2	(0.4)	3.8	4.8
Acquisition and integration expenses	1.6	7.7	10.8	21.7
Operating income	27.8	22.3	54.6	44.0
Other income, net	(0.6)	(3.4)	(33.0)	(6.0)
Interest expense, net	18.9	23.2	58.3	62.1
Income (loss) from continuing operations before income taxes	9.5	2.5	29.3	(12.1)
Income tax expense	1.0	0.9	4.0	1.0
Net income (loss) from continuing operations	$8.5	$1.6	$25.3	$(13.1)
Net income from discontinued operations, net of income taxes	1.5	43.0	357.5	1.0
Net income (loss)	$10.0	$44.6	$382.8	$(12.1)
Less: Net income attributable to non-controlling interests - discontinued operations	—	2.1	0.6	6.4
Net income (loss) attributable to Cott Corporation	$10.0	$42.5	$382.2	$(18.5)

Net income (loss) per common share attributable to Cott Corporation
Basic:
Continuing operations	$0.06	$0.01	$0.18	$(0.09)
Discontinued operations	$0.01	$0.29	$2.56	$(0.04)
Net income (loss)	$0.07	$0.30	$2.74	$(0.13)
Diluted:
Continuing operations	$0.06	$0.01	$0.18	$(0.09)
Discontinued operations	$0.01	$0.29	$2.51	$(0.04)
Net income (loss)	$0.07	$0.30	$2.69	$(0.13)

Weighted average common shares outstanding (in thousands)
Basic	138,787	139,205	139,503	138,980
Diluted	141,176	141,003	141,963	138,980

Dividends declared per common share	$0.06	$0.06	$0.18	$0.18

COTT CORPORATION		EXHIBIT 2
CONSOLIDATED BALANCE SHEETS
(in millions of U.S. dollars, except share amounts, U.S. GAAP)
Unaudited

	September 29, 2018	December 30, 2017
ASSETS
Current assets
Cash and cash equivalents	$175.7	$91.9
Accounts receivable, net of allowance of $9.4 ($7.8 as of December 30, 2017)	331.9	285.0
Inventories	136.6	127.6
Prepaid expenses and other current assets	29.7	20.7
Current assets of discontinued operations	—	408.7
Total current assets	673.9	933.9
Property, plant and equipment, net	591.5	584.2
Goodwill	1,129.1	1,104.7
Intangible assets, net	732.4	751.1
Deferred tax assets	1.4	2.3
Other long-term assets, net	31.8	39.4
Long-term assets of discontinued operations	—	677.5
Total assets	$3,160.1	$4,093.1
LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings	9.0	—
Short-term borrowings required to be repaid or extinguished as part of divestiture	—	220.3
Current maturities of long-term debt	3.1	5.1
Accounts payable and accrued liabilities	463.4	412.9
Current liabilities of discontinued operations	—	295.1
Total current liabilities	475.5	933.4
Long-term debt	1,262.9	1,542.6
Debt required to be repaid or extinguished as part of divestiture	—	519.0
Deferred tax liabilities	132.8	98.4
Other long-term liabilities	74.8	68.2
Long-term liabilities of discontinued operations	—	45.8
Total liabilities	1,946.0	3,207.4
Equity
Common shares, no par value - 138,105,592 (December 30, 2017 - 139,488,805) shares issued	911.3	917.1
Additional paid-in-capital	72.7	69.1
Retained earnings (accumulated deficit)	321.2	(12.2)
Accumulated other comprehensive loss	(91.1)	(94.4)
Total Cott Corporation equity	1,214.1	879.6
Non-controlling interests	—	6.1
Total equity	1,214.1	885.7
Total liabilities and equity	$3,160.1	$4,093.1

COTT CORPORATION				EXHIBIT 3
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions of U.S. dollars, U.S. GAAP)
Unaudited

	For the Three Months Ended		For the Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017

Cash flows from operating activities of continuing operations:
Net income (loss)	$10.0	$44.6	$382.8	$(12.1)
Net income from discontinued operations, net of income taxes	1.5	43.0	357.5	1.0
Net income (loss) from continuing operations	$8.5	$1.6	$25.3	$(13.1)
Adjustments to reconcile net income (loss) from continuing operations to cash flows from operating activities:
Depreciation and amortization	49.6	49.4	145.7	141.8
Amortization of financing fees	0.9	0.6	2.6	1.4
Amortization of senior notes premium	—	(1.1)	(0.4)	(3.9)
Share-based compensation expense	6.8	2.1	14.6	11.1
(Benefit) provision for deferred income taxes	0.1	(3.1)	2.8	1.4
Commodity hedging (gain) loss, net	—	(0.4)	0.3	(1.9)
Gain on sale of business	—	—	(6.0)	—
Gain on extinguishment of debt	—	—	(7.1)	(1.5)
Loss (gain) on disposal of property, plant and equipment, net	1.2	(0.4)	3.8	4.8
Other non-cash items	0.8	(8.4)	(1.3)	(13.2)
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	(21.8)	(16.4)	(41.0)	(36.7)
Inventories	4.3	(4.9)	(9.4)	(14.5)
Prepaid expenses and other current assets	(0.8)	2.5	(7.4)	(0.3)
Other assets	0.2	0.7	1.4	4.8
Accounts payable and accrued liabilities and other liabilities	28.4	24.0	22.2	58.5
Net cash provided by operating activities from continuing operations	78.2	46.2	146.1	138.7
Cash flows from investing activities of continuing operations:
Acquisitions, net of cash received	(0.4)	(3.4)	(67.0)	(33.4)
Additions to property, plant and equipment	(36.3)	(38.2)	(95.0)	(97.1)
Additions to intangible assets	(2.7)	(3.4)	(6.9)	(6.0)
Proceeds from sale of property, plant and equipment	0.8	3.1	3.7	6.0
Proceeds from sale of business, net of cash sold	—	—	12.8	—
Proceeds from sale of equity securities	7.9	—	7.9	—
Other investing activities	0.1	0.5	0.4	0.9
Net cash used in investing activities from continuing operations	(30.6)	(41.4)	(144.1)	(129.6)
Cash flows from financing activities of continuing operations:
Payments of long-term debt	(0.2)	(0.3)	(263.5)	(101.9)
Issuance of long-term debt	—	—	—	750.0
Borrowings under ABL	0.4	—	1.4	—
Payments under ABL	(0.4)	—	(1.4)	—
Premiums and costs paid upon extinguishment of long-term debt	—	—	(12.5)	(7.7)
Issuance of common shares	1.8	2.1	6.0	2.9
Common shares repurchased and canceled	(24.4)	(0.1)	(46.1)	(1.9)
Financing fees	—	—	(1.5)	(11.1)
Dividends paid to common shareholders	(8.3)	(8.4)	(25.1)	(25.1)
Payment of deferred consideration for acquisitions	—	—	(2.8)	—
Other financing activities	1.9	—	4.0	0.5
Net cash (used in) provided by financing activities from continuing operations	(29.2)	(6.7)	(341.5)	605.7
Cash flows from discontinued operations:
Operating activities of discontinued operations	(5.6)	47.4	(93.6)	56.1
Investing activities of discontinued operations	—	(13.3)	1,228.6	(36.7)
Financing activities of discontinued operations	—	(9.2)	(769.7)	(610.5)
Net cash (used in) provided by discontinued operations	(5.6)	24.9	365.3	(591.1)
Effect of exchange rate changes on cash	0.5	2.0	(8.0)	6.4
Net increase in cash, cash equivalents and restricted cash	13.3	25.0	17.8	30.1
Cash and cash equivalents and restricted cash, beginning of period	162.4	123.2	157.9	118.1
Cash and cash equivalents and restricted cash, end of period	175.7	148.2	175.7	148.2
Cash and cash equivalents and restricted cash of discontinued operations, end of period	—	66.2	—	66.2
Cash and cash equivalents and restricted cash from continuing operations, end of period	$175.7	$82.0	$175.7	$82.0

COTT CORPORATION					EXHIBIT 4
SEGMENT INFORMATION
(in millions of U.S. dollars, U.S. GAAP)
Unaudited

For the Three Months Ended September 29, 2018
(in millions of U.S. dollars)	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Eliminations	Total

Revenue, net
Home and office bottled water delivery	$271.1	$—	$—	$—	$271.1
Coffee and tea services	45.4	113.0	0.9	(1.4)	157.9
Retail	61.3	—	16.9	(0.3)	77.9
Other	45.9	27.2	29.3	—	102.4
Total	$423.7	$140.2	$47.1	$(1.7)	$609.3
Gross Profit	$267.4	$35.4	$7.7	$—	$310.5
Gross Margin %	63.1%	25.2%	16.3%	—	51.0%
Operating income (loss)	$37.5	$5.0	$(14.7)	$—	$27.8
Depreciation and Amortization	$41.9	$5.8	$1.9	$—	$49.6

For the Three Months Ended September 30, 2017
(in millions of U.S. dollars)	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Eliminations	Total

Revenue, net
Home and office bottled water delivery	$252.5	$—	—	—	252.5
Coffee and tea services	44.2	120.9	0.7	—	165.8
Retail	58.6	—	11.7	—	70.3
Other	42.0	22.5	27.8	—	92.3
Total	$397.3	$143.4	$40.2	$—	$580.9
Gross Profit (a)	$249.2	$36.8	$6.8	$—	$292.8
Gross Margin %	62.7%	25.7%	16.9%	—	50.4%
Operating income (loss)	$29.6	$3.5	$(10.8)	$—	$22.3
Depreciation and Amortization	$41.7	$6.0	$1.7	$—	$49.4

For the Nine Months Ended September 29, 2018
(in millions of U.S. dollars)	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Eliminations	Total

Revenue, net
Home and office bottled water delivery	$759.5	$—	$—	$—	$759.5
Coffee and tea services	139.8	349.0	2.5	(3.9)	487.4
Retail	177.1	—	49.1	(0.3)	225.9
Other	131.0	82.8	87.2	(0.1)	300.9
Total	$1,207.4	$431.8	$138.8	$(4.3)	$1,773.7
Gross Profit (a)	$752.8	$111.5	$21.1	$—	$885.4
Gross Margin %	62.3%	25.8%	15.2%	—	49.9%
Operating income (loss)	$77.6	$12.3	$(35.3)	$—	$54.6
Depreciation and Amortization	$122.8	$17.2	$5.7	$—	$145.7

For the Nine Months Ended September 30, 2017
(in millions of U.S. dollars)	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Eliminations	Total

Revenue, net
Home and office bottled water delivery	$715.5	$—	$—	$—	$715.5
Coffee and tea services	134.9	369.6	2.0	—	506.5
Retail	165.7	—	33.9	—	199.6
Other	118.8	70.6	87.4	—	276.8
Total	$1,134.9	$440.2	$123.3	$—	$1,698.4
Gross Profit (a)	$710.9	$117.9	$19.9	$—	$848.7
Gross Margin %	62.6%	26.8%	16.1%	—	50.0%
Operating income (loss)	$61.9	$13.1	$(31.0)	$—	$44.0
Depreciation and Amortization	$119.1	$17.2	$5.5	$—	$141.8

(a) Includes related party concentrate sales to discontinued operations.

COTT CORPORATION					EXHIBIT 5
SUPPLEMENTARY INFORMATION - NON-GAAP - ANALYSIS OF REVENUE BY REPORTING SEGMENT
Unaudited

(in millions of U.S. dollars, except percentage amounts)	For the Three Months Ended September 29, 2018
	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Eliminations	Cott (a)
Change in revenue	$26.4	$(3.2)	$6.9	$(1.7)	$28.4
Impact of foreign exchange (b)	$2.8	$—	$0.2	$—	$3.0
Change excluding foreign exchange	$29.2	$(3.2)	$7.1	$(1.7)	$31.4
Percentage change in revenue	6.6%	(2.2)%	17.2%	100.0%	4.9%
Percentage change in revenue excluding foreign exchange	7.3%	(2.2)%	17.7%	100.0%	5.4%

(a) Cott includes the following reporting segments: Route Based Services, Coffee, Tea and Extract Solutions and All Other.
(b) Impact of foreign exchange is the difference between the current period revenue translated utilizing the current period average foreign exchange rates less the current period revenue translated utilizing the prior period average foreign exchange rates.

COTT CORPORATION				EXHIBIT 6
SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION
(EBITDA)
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended		For the Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017

Net income (loss) from continuing operations	$8.5	$1.6	$25.3	$(13.1)
Interest expense, net	18.9	23.2	58.3	62.1
Income tax expense	1.0	0.9	4.0	1.0
Depreciation and amortization	49.6	49.4	145.7	141.8
EBITDA	$78.0	$75.1	$233.3	$191.8

Acquisition and integration costs (a), (b), (c)	1.6	7.7	10.8	21.7
Share-based compensation costs (d)	10.2	1.9	16.2	8.7
Commodity hedging (gain) loss, net (e)	—	(0.4)	0.3	(1.9)
Foreign exchange and other losses (gains), net (f)	0.4	(0.2)	(10.8)	(1.1)
Loss on disposal of property, plant and equipment, net (g)	1.2	—	3.8	5.7
Gain on extinguishment of long-term debt (h)	—	—	(7.1)	(1.5)
Gain on sale (i)	—	—	(6.0)	—
Other adjustments, net (b), (j)	1.4	(0.2)	(0.4)	1.8
Adjusted EBITDA	$92.8	$83.9	$240.1	$225.2

(a) Includes a reduction of $3.4 million and $1.6 million of share-based compensation costs for the three and nine months ended September 29, 2018, respectively, related to awards granted in connection with the acquisition of our S&D and Eden businesses and an increase of $0.2 million and $2.4 million of share-based compensation costs for the three and nine months ended September 30, 2017, respectively, related to awards granted in connection with the acquisition of our S&D and Eden businesses.
(b) With the adoption of Accounting Standards Update 2017-07, "Compensation-Retirement Benefits (Topic 715)," the gain on pension curtailment of $4.5 million that was previously recorded to acquisition and integration costs was reclassified to other adjustments, net for the three and nine months ended September 30,
2017. This reclassification had no effect on Adjusted EBITDA for the three and nine months ended September 30, 2017.

		For the Three Months Ended		For the Nine Months Ended
		September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
		(Unaudited)		(Unaudited)
(c) Acquisition and integration costs	Acquisition and integration expenses	$1.6	$7.7	$10.8	$21.7
(d) Share-based compensation costs	Selling, general and administrative expenses	10.2	1.9	16.2	8.7
(e) Commodity hedging (gain) loss, net	Cost of sales	—	(0.4)	0.3	(1.9)
(f) Foreign exchange and other losses (gains), net	Other income, net	0.4	(0.2)	(10.8)	(1.1)
(g) Loss on disposal of property, plant and equipment, net	Loss on disposal of property, plant and equipment, net	1.2	—	3.8	5.7
(h) Gain on extinguishment of long-term debt	Other income, net	—	—	(7.1)	(1.5)
(i) Gain on sale	Other income, net	—	—	(6.0)	—
(j) Other adjustments, net	Other income, net	—	(3.0)	(6.6)	(3.0)
	Selling, general and administrative expenses	1.3	2.8	4.9	4.8
	Cost of sales	0.1	—	1.3	—

COTT CORPORATION		EXHIBIT 7
SUPPLEMENTARY INFORMATION - NON-GAAP - FREE CASH FLOW AND ADJUSTED FREE CASH FLOW
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended
	September 29, 2018	September 30, 2017

Net cash provided by operating activities from continuing operations	$78.2	$46.2
Less: Additions to property, plant, and equipment	(36.3)	(38.2)
Free Cash Flow	$41.9	$8.0

Plus:
Acquisition and integration cash costs	3.1	4.6
Working capital adjustment - Refresco concentrate supply agreement (a)	2.6	—
Additional cash proceeds from Primo operating agreement (b)	7.9	—
Adjusted Free Cash Flow	$55.5	$12.6

	For the Nine Months Ended
	September 29, 2018	September 30, 2017

Net cash provided by operating activities from continuing operations	$146.1	$138.7
Less: Additions to property, plant, and equipment	(95.0)	(97.1)
Free Cash Flow	$51.1	$41.6

Plus:
Acquisition and integration cash costs	12.5	16.9
Working capital adjustment - Refresco concentrate supply agreement (a)	13.7	—
Additional cash proceeds from Primo operating agreement (b)	7.9	—
Adjusted Free Cash Flow	$85.2	$58.5

(a) Increase in working capital related to the Concentrate Supply Agreement with Refresco in connection with the Transaction.
(b) The Company received warrants in connection with our 2014 operating agreement with Primo Water Corporation.

COTT CORPORATION AND COFFEE, TEA AND EXTRACT SOLUTIONS REPORTING SEGMENT				EXHIBIT 8
SUPPLEMENTARY INFORMATION - NON-GAAP - ANALYSIS OF REVENUE
(in millions of U.S. dollars)
Unaudited

	Cott (a)		Coffee, Tea and Extract Solutions
	For the Three Months Ended		For the Three Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017

Revenue, net	$609.3	$580.9	$140.2	$143.4

Change in revenue	$28.4		$(3.2)

Percentage change in revenue	4.9%		(2.2)%

Impact of foreign exchange (b)	$3.0		$—

Impact of change in average cost of green coffee (c)	$4.3		$4.3

Change excluding foreign exchange and impact of change in average cost of green coffee	$35.7		$1.1

Percentage change in revenue excluding foreign exchange and impact of change in average cost of green coffee	6.1%		0.8%

(a) Cott includes the following reporting segments: Route Based Services, Coffee, Tea and Extract Solutions and All Other.
(b) Impact of foreign exchange is the difference between the current period revenue translated utilizing the current period average foreign exchange rates less the current period revenue translated utilizing the prior period average foreign exchange rates.
(c) Impact of change in average cost of green coffee represents the difference between the average cost per pound of green coffee in the current period compared to the average cost per pound of green coffee in the prior period multiplied by the pounds of coffee sold in the current period.

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SOURCE Cott Corporation

View original content to download multimedia: http://www.newswire.ca/en/releases/archive/November2018/08/c7583.html

%CIK: 0000884713

For further information: Jarrod Langhans, Investor Relations, Tel: (813) 313-1732, Investorrelations@cott.com

CO: Cott Corporation

CNW 06:30e 08-NOV-18